Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 12, 1997, with respect to the financial statements of Cemax-Icon included in the Registration Statement (Form S-4) and related Prospectus of Imation Corporation for the registration of contingent payment rights and common stock.



                                               /s/ ERNST & YOUNG LLP


Palo Alto, California
June 6, 1997